Exhibit 10.19

ASSET PURCHASE AGREEMENT

  This ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of July 10, 2006 (“Effective Date”), by and between Nucon-RF, Inc., a Nevada corporation (“Nucon” or the “Purchaser”), and Dr. Hans-Jurgen Engelmann (the “Seller”). The Purchaser and the Seller may be referred to herein collectively as the “Parties” and individually as a “Party.”

 RECITALS

  WHEREAS, Seller has developed and solely owns two (2) composite radiation shielding materials known as FEECOM and BIECOM which collectively have a significant number of applications for many general shielding devices including syringe shields, glove boxes, electron accelerators, radon generators, in isotope production, or for temporary and permanent shielding applications, and can be moulded into various forms, such as bricks and plates, containers or plaster on fixed walls;

WHEREAS, NUCON is presently working in cooperation with Russian State enterprises for domestic and foreign projects in the nuclear sector;

WHEREAS, Seller desires to sell the Assets to Purchaser upon the terms and conditions set forth in this Agreement; and

WHEREAS, Purchaser desires to purchase the Assets from Seller upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the respective representations and warranties hereinafter set forth and the respective covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.  PURCHASE AND SALE.

1.1  Agreement to Purchase and Sell Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller will sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser will purchase from the Seller, all right, title and interest of the Seller in and to all of the assets of the Purchaser as specifically detailed in Exhibit A hereto (collectively, the “Assets”).

1.2  Liabilities.

(a)  Purchaser shall not assume, and shall not be responsible for, any liabilities, debts or obligations of Seller of any kind or nature whatsoever.

1.3  Purchase Price. The purchase price (the “Purchase Price”) to be paid by Purchaser for the Assets shall consist of the following: (i) the issuance of an option to purchase 150,000 shares of common stock (“Option”) of Nucon-RF, Inc., at an exercise price of $0.75 per share, and exercisable for a period of ten (10) years. The Option shall be issued only upon finalization of the Purchaser’s stock option and incentive plan; (ii) a royalty, in the amount of 2.5% of revenues realized by the Company specifically from the sale and placement of FEECOM and/or BIECOM products to third parties at locations requiring radiation shielding technologies.

In addition, Seller shall be retained by the Purchaser as a Consultant on the terms outlined in Exhibit B hereto.

1.4  Closing. The Closing is to occur on the Effective Date (the “Closing Date”). The Closing shall take place electronically.

Exhibit 10.19
ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF SELLER.

  2.1  Corporate Status. Seller is an individual and has all legal power and authority necessary to execute and deliver this Agreement and perform the transactions contemplated hereby.

  2.2  Actions. This Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with and subject to its terms.

  2.3  No Defaults. Neither the execution, delivery or performance by Seller of this Agreement nor the consummation by Seller of the transactions contemplated hereby is an event that, of itself or with the giving of notice or the passage of time or both, will:

   (a)  Violate or conflict with or result in any breach of or any default under, result in any termination or modification of, or cause any acceleration of any obligation under, any contract, mortgage, indenture, agreement, lease or other instrument to which Seller is a party or by which he is bound, or by which it may be affected, or result in the creation of any lien or encumbrance upon any of Seller’s assets; or

   (c)  Violate any judgment, decree, order, statute, rule or regulation applicable to Seller.

  2.4  Approvals and Consents. No approvals or consents of any other persons or entities not a party to this Agreement are legally or contractually required to be obtained by Seller in connection with the consummation of the transactions contemplated by this Agreement. To Seller’s knowledge, no permit, license, consent, approval or authorization of, or filing with, any governmental regulatory authority or agency is required in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, except where its absence would not have a material adverse effect on the Assets.

  2.5  Title to and Condition of Assets.

   (a)  Seller has good, valid and marketable title to the Assets, free and clear of all liens, encumbrances and security interests of every kind or character.

  2.6  Litigation. There are no suits, judgments, arbitrations, administrative charges or other legal proceedings, claims or governmental investigations pending against, or to Seller’s knowledge, threatened against Seller which will have a material adverse effect on the Assets after the Closing. There are no lawsuits, legal proceedings or investigations of any nature pending or, to Seller’s knowledge, threatened against or affecting the Assets which would materially impair Seller’s ability to carry out the transactions contemplated by this Agreement.

  2.7 No Broker or Finder. Seller has not employed or used the services of any broker or finder in connection with this transaction and Seller shall hold Purchaser completely free and harmless from the claims of any person claiming to have so acted on behalf of Seller.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

  3.1  Corporate Status. Purchaser is a corporation which is duly organized, validly existing, and in good standing. Purchaser is duly qualified to do business in each jurisdiction in which the character of and location of its assets or operations makes qualification to do business as a foreign corporation necessary. Purchaser has full corporate power to carry on its business as it is now being conducted and as proposed to be conducted and to own and operate its assets. Purchaser has full corporate power and authority to execute and deliver this Agreement and perform the transactions contemplated hereby.

Exhibit 10.19

  3.2  Corporate Actions. All corporate or other actions and proceedings necessary to be taken by or on the part of Purchaser in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, including the obtaining of approval by the directors of Purchaser, have been duly and validly taken, and this Agreement has been duly and validly authorized, executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with and subject to its terms.

  3.3  No Defaults. Neither the execution, delivery or performance by Purchaser of this Agreement nor the consummation by Purchaser of the transactions contemplated hereby is an event that, of itself or with the giving of notice or the passage of time or both, will:

   (a)  Violate or conflict with the provisions of the Articles of Incorporation or Bylaws of Purchaser;

   (b)  Violate or conflict with or result in any breach of or any default under, result in any termination or modification of, or cause any acceleration of any obligation under, any contract, mortgage, indenture, agreement, lease or other instrument to which Purchaser is a party to by which it is bound, or by which it may be affected, or result in the creation of any lien or encumbrance upon any of Purchaser’s assets, except for agreements, indentures and instruments related to the financing of the transactions contemplated by this Agreement; or

   (c)  Violate any judgment, decree, order, statute, rule or regulation applicable to Purchaser.

  3.4  Breach. Purchaser is not in violation or breach of any of the terms, conditions or provisions of its Articles of Incorporation, as amended, its Bylaws, as amended, or any indenture, mortgage or deed of trust or other contracts, lease, instrument, court order, judgment, arbitration award, or decree materially affecting the business of the Purchaser, to which Purchaser is a party or by which it is otherwise bound, where the effect thereof would have a material adverse effect on the Purchaser.

  3.5  Approvals and Consents. All approvals and consents of entities not a party to this Agreement, legally and contractually required, have been obtained by Purchaser in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

  3.6  Litigation. There are no lawsuits, judgments, arbitrations, administrative charges or other legal proceedings, claims or governmental investigations pending against, or to Purchaser’s knowledge, threatened against the Purchaser relating to or affecting the execution, delivery or performance of this Agreement or the ability of Purchaser to perform its obligations under this Agreement.

  3.7  No Broker or Finder. Purchaser has not employed or used the services of any broker or finder in connection with this transaction and shall hold Seller completely free and harmless from the claims of any person claiming to have so acted on behalf of Purchaser.

 ARTICLE IV. COVENANTS OF SELLER.

  4.1  Representations and Warranties. Seller shall give detailed written notice to Purchaser promptly upon learning of any fact which (i) would render untrue in any material respect any of Seller’s representations or warranties contained in this Agreement, or (ii) would cause Seller to fail to comply with its obligations hereunder in any material respect.

Exhibit 10.19

  4.2  Notice of Proceeding. Seller will promptly notify Purchaser in writing upon:

   (a)  Becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereby; or

   (b)  Receiving any notice from any governmental department, court, agency or commission of its intention (i) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or (ii) to nullify or render ineffective this Agreement or such transactions if consummated.

  4.3  Consummation of Agreement. Seller shall use his best efforts to fulfill and perform all conditions and obligations on his part to be fulfilled and performed under this Agreement, and cause the transactions contemplated by this Agreement to be fully consummated.

 ARTICLE V. COVENANTS OF PURCHASER.

  Purchaser covenants and agrees that from the date hereof until the completion of the Closing:

  5.1  Representations and Warranties. Purchaser shall give detailed written notice to Seller promptly upon learning of any fact which (i) would render untrue in any material respect any of Purchaser’s representations or warranties contained in this, or (ii) would cause Purchaser to fail to comply with is obligations hereunder in any material respect.

  5.2  Notice of Proceeding. Purchaser will promptly notify Seller in writing upon:

   (a)  Becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder; or

   (b)  Receiving any notice from any governmental department, court, agency or commission of its intention (i) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or (ii) to nullify or render ineffective this Agreement or such transactions if consummated.

  5.3  Consummation of Agreement. Purchaser shall fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement, and cause the transactions contemplated by this Agreement to be fully carried out.

ARTICLE VI. CONDITIONS TO THE OBLIGATIONS OF SELLER.

  The obligations of Seller under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or on the Closing Date:

  6.1  Representations, Warranties and Covenants.

   (a)  Each of the representations and warranties of Purchaser contained in this Agreement shall have been true and correct as of the Effective Date; and

   (b)  Purchaser shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

Exhibit 10.19

  6.2  Deliveries. Purchaser shall have complied with each and every one of its obligations set forth in Section 8.

ARTICLE VII. CONDITIONS TO THE OBLIGATIONS OF PURCHASER.

  The obligations of Purchaser under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or on the Closing Date:

  7.1  Representations, Warranties and Covenants.

   (a)  Each of the representations and warranties of Seller contained in this Agreement shall have been true and correct as of the Closing Date; and

   (b)  Seller shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with it prior to or on the Closing Date.

  7.2 Deliveries. Seller shall have complied with each and every one of its obligations set forth in Section 8.

ARTICLE VIII. ITEMS TO BE DELIVERED AT THE CLOSING.

8.1  Deliveries by Seller. At the Closing, Seller shall deliver to Purchaser the following:

(a) Such deeds, bills of sale, certificates of title, endorsements, assignments and other good and sufficient instruments of sale, conveyance and transfer and assignment in form and substance reasonably satisfactory to Purchaser sufficient to sell, convey, transfer and assign to Purchaser all right, title and interest of Seller in and to the Assets;

(b)  The Consulting Agreement, in the form attached hereto as Exhibit B, duly executed by Seller.

8.2  Deliveries by Purchaser. At the Closing, Purchaser shall deliver the following:

(a)  The Consulting Agreement, in the form attached hereto as Exhibit B, duly executed by an authorized representative.

ARTICLE IX. POST-CLOSING MATTERS.

9.1 Post-Closing Obligations of Purchaser.

(a)  Upon the effectiveness of the Purchaser’s stock option and incentive plan, Purchaser shall issue an option to purchase shares of common stock thereunder in the amount of 150,000 shares of common stock, exercisable for a period of ten (10) years at an exercise price of $0.75 per share.

ARTICLE X. INDEMNIFICATION.

10.1  Indemnification by Seller. Seller shall indemnify, defend and hold Purchaser harmless from and against any and all liabilities or obligations arising with respect to the Assets up to the Closing. Further, Seller shall indemnify, defend and hold harmless Purchaser from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including reasonable attorney’s fees and costs (collectively, “Losses”) that Purchaser may incur or suffer, which arise, result from, or relate to: (i) any inaccuracy of Seller’s representations and warranties contained in this Agreement or in any agreement, instrument or document entered into pursuant hereto or in connection with the Closing, or (ii) any breach of or failure by Seller to perform any of its covenants or agreements contained in this Agreement or in any agreement, instrument or document pursuant hereto or in connection with the Closing. Seller shall not have any liability under this Section 10.1 unless Purchaser gives written notice to Seller asserting a claim for losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of two (2) years from the Closing Date.

Exhibit 10.19
10.2  Indemnification by Purchaser. Purchaser shall indemnify, defend and hold Seller harmless from and against any and all liabilities or obligations arising with respect to the Assets, excepting claims asserted after the Closing Date that relate to actions taken by Seller prior to the Closing Date. Further, Purchaser shall indemnify, defend and hold harmless Seller from and against any and all losses that Seller may incur or suffer, which arise, result from or relate to: (i) any inaccuracy of Purchaser’s representations and warranties contained in this Agreement or in any agreement, instrument or document pursuant hereto or in connection with the Closing, or (ii) any breach of or failure by Purchaser to perform any of its covenants or agreements contained in this Agreement or in any agreement, instrument or document pursuant hereto or in connection with the Closing. Purchaser shall not have any liability under this Section 10.2 unless Seller gives written notice to Purchaser asserting a claim for such losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of two (2) years from the Closing Date.

10.3  Defense of Third Party Actions.

(a)  Promptly after receipt of notice of any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party against a party to this Agreement (“Third Party Action”), the party in receipt of such notice who believes that it is entitled to indemnification under this Article X (the “Indemnified Party”) shall give notice to the other party hereto (the “Indemnifying Party”) of such action. The failure of the Indemnified Party to give such notice to the Indemnifying Party will not relieve the Indemnifying Party of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any Liability which it may have other than under this Article X.

(b)  Upon receipt of a notice of a Third Party Action, the Indemnifying Party shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Party, unless the Indemnifying Party makes the election provided in paragraph (c) below.

(c)  By written notice within 20 days after receipt of a notice of a Third Party Action, an Indemnifying Party may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party agrees (a) to promptly indemnify the Indemnified Party for its expenses to date, and (b) to hold the Indemnified Party harmless from and against any and all losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Party or any judgment in connection with that Third Party Action. The Indemnifying Party shall not in the defense of the Third Party Action enter into any settlement that does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Party, or consent to entry of any judgment except with the consent of the Indemnified Party.

(d)  Upon assumption of control of the defense of a Third Party Action under paragraph (iii) above, the Indemnifying Party will not be liable to the Indemnified Party hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

Exhibit 10.19

(e)  If the Indemnifying Party does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Party shall promptly reimburse the Indemnified Party for expenses incurred by the Indemnified Party in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Party.

(f)  Any party who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party that assumed such defense.

10.4  Miscellaneous.

(a)  Either party hereto shall be entitled to indemnification hereunder unless the matter giving rise to the applicable liability, payment, obligation or expense was clearly disclosed in writing to the Indemnified Party prior to the Closing Date.

(b)  If any Loss is recoverable under more than one provision hereof, the Indemnified Party shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions that are applicable.

ARTICLE XI. MISCELLANEOUS.

11.1  Expenses. Each Party hereto shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation, accounting and legal fees incurred in connection herewith.

11.2  Non-Assignable Contracts. Nothing contained in this Agreement shall be construed as an assignment or an attempted assignment of any contract that is by law non-assignable without the consent of the other party or parties thereto, unless such consent shall be given.

ARTICLE XII. DISPUTE RESOLUTION.

12.1  Direct Discussion. In the event of any dispute, claim, question, or disagreement arising out of or relating to this Agreement (a “Dispute”), the Parties involved in such Dispute shall use their best efforts to settle such Dispute. To this effect, management of the Parties involved shall consult and negotiate with each other in good faith to attempt to reach a just and equitable solution satisfactory to both parties.

12.2  Mediation. In the event that the Dispute cannot be settled through direct discussion within a period of thirty (30) days (except as the parties may otherwise agree), the Parties to the Dispute shall endeavor to settle the Dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association.

12.3  Arbitration. In the event that the Dispute cannot be settled through mediation under Section 12.2 above, the Dispute shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the procedures set forth below. In the event of any inconsistency between the Rules of the American Arbitration Association and the procedures set forth below, the procedures set forth below shall control. Judgment upon the award rendered by the arbitrators may be enforced in any court having jurisdiction thereof.

(a)  Location. The arbitration shall be held at a mutually agreeable location in the United States of America.

Exhibit 10.19
(b)  Selection of Arbitrators. The arbitration shall be conducted by a panel of three neutral arbitrators who are independent and disinterested with respect to the Parties, this Agreement, and the outcome of the arbitration. Each Party shall appoint one neutral arbitrator, and these two arbitrators so selected by the Parties shall then select the third arbitrator. If one Party has given written notice to the other Party as to the identity of the arbitrator appointed by the Party, and the Party thereafter makes a written demand on the other Party to appoint its designated arbitrator within the next thirty days, and the other Party fails to appoint its designated arbitrator within thirty-one days after receiving said written demand, then the arbitrator who has already been designated shall appoint the other two arbitrators.

(c)  Discovery. Unless the Parties mutually agree in writing to some additional and specific pre-hearing discovery, the only pre-hearing discovery shall be (a) reasonably limited production of relevant and non-privileged documents, and (b) the identification of witnesses to be called at the hearing, which identification shall give the witness’s name, general qualifications and position, and a brief statement as to the general scope of the testimony to be given by the witness. The arbitrators shall decide any disputes and shall control the process concerning these pre-hearing discovery matters. Pursuant to the Rules of the American Arbitration Association, the parties may request the arbitrator or other person authorized by law to subpoena witnesses and documents for presentation at the hearing.

(d)  Case Management. Prompt resolution of any dispute is important to the Parties; and the Parties hereto agree that the arbitration of any dispute shall be conducted expeditiously. The arbitrators are instructed and directed to assume case management initiative and control over the arbitration process (including scheduling of events, pre-hearing discovery and activities, and the conduct of the hearing), in order to complete the arbitration as expeditiously as is reasonably practical for obtaining a just resolution of the Dispute.

(e)  Legal Representation. Counsel to the Parties in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section 12.3 or in any other proceeding. Seller and Purchaser, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such proceeding for any reason, including but not limited to the fact such counsel or any member thereof may be a witness in any such proceeding or possess or have learned of information of a confidential or financial nature of the party whose interest are adverse to the party represented by such counsel in any such proceeding.

(f)  Remedies. The arbitrators may grant any legal or equitable remedy or relief that the arbitrators deem just and equitable, to the same extent that remedies or relief could be granted by a state or federal court, provided however, that no punitive damages may be awarded. The decision of any two of the three arbitrators appointed shall be binding upon the parties.

(g)  Expenses. The expenses of the arbitration, including the arbitrators’ fees, expert witness fees, and attorney’s fees, may be awarded to the prevailing party, in the discretion of the arbitrators, or may be apportioned between the parties in any manner deemed appropriate by the arbitrators. Unless and until the arbitrators decide that one Party is to pay for all (or a share) of such expense, both Parties shall share equally in the payment of the arbitrators’ fees as and when billed by the arbitrators.

(h)  Confidentiality. Except as set forth below, the Parties shall keep confidential the fact of the arbitration, the dispute being arbitrated, the decision of the arbitrators, and any documents produced by the parties in the course of the arbitration. Notwithstanding the foregoing, the parties may disclose information about the arbitration to persons who have a need to know, such as directors, trustees, management employees, witnesses, experts, investors, attorneys, lenders, insurers, and others who may be directly affected. Once the arbitration award has become final, if the arbitration award is not promptly satisfied, then the prevailing party may, notwithstanding the foregoing, disclose information about the arbitration only to the extent necessary to obtain judicial enforcement of the award.

Exhibit 10.19

ARTICLE XIII. GENERAL PROVISIONS.

13.1  Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their respective representative, successors and assigns. No Party hereto may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the other Party, and any such attempted assignment or delegation without such consent shall be void. Seller agrees not to unreasonably withhold its consent to any assignment by Purchaser of its rights hereunder prior to Closing to a corporation or other entity controlled by Purchaser, provided that (a) such assignee will assume all obligations of Purchaser hereunder, without Purchaser being released, and (b) such assignment will not, in Seller’s reasonable judgment, delay in any material way or make more doubtful the Closing.

13.2  Amendments; Waivers. The terms, covenants, representations, warranties and conditions of this Agreement may be changed, amended modified, waived, discharged or terminated only by a written instrument executed by the Party waiving compliance. The failure of any Party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such Party at a later date to enforce the same. No waiver by any Party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instance shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

13.3  Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (which shall include notice by telex or facsimile transmission) and shall be deemed to have been duly made and received when personally served, or when delivered by Federal Express or a similar overnight courier service, expenses prepaid, or, if sent by telex, graphic scanning or other facsimile communications equipment, delivered by such equipment, addressed as set forth below:

(a)  If to Seller, then to: Dr. Hans-Jurgen Engelmann, ________________________, Telephone: +_______________, Facsimile: +__________________.

(b)  If to Purchaser, then to: Nucon-RF, Inc., 1574 Gulf Rd., #242, Point Roberts, WA 98281 USA, Attn: J.P. Todd Sinclair, Chief Financial Officer, Telephone: +1 604 943 0706, Facsimile: +1 604 943 0775.

 Any Party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 13.3 providing for the giving of notice.

13.4  Announcements. Neither Party shall make any announcement regarding this Agreement or any of its terms without the prior written consent of the other Party. The Parties acknowledge and agree that Purchaser is a Section 12(g) reporting company under the Act and subject to the disclosure requirements of the Act.

13.5  Captions. The captions of Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

13.6  Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Nevada, United States of America.

Exhibit 10.19

13.7  Entire Agreement. This Agreement and the other documents delivered hereunder constitute the full and entire understanding and agreement between the Parties with regard to the subject matter hereof, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof.

13.8  Execution; Counterparts. This Agreement may be executed in any number of counterparts, each of that shall be deemed to be an original as against any Party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the Parties reflected hereon as the signatories.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their authorized signatories as of the date first written above.

SELLER:

DR. HANS-JURGEN ENGELMANN

By: /s/ Dr. Hans-Jurgen Engelmann

PURCHASER:

NUCON-RF, INC.,
A Nevada corporation

By: /s/ J.P. Todd Sinclair
J.P. Todd Sinclair
Chief Financial Officer

Exhibit 10.19

EXHIBIT A

LIST OF ASSETS

Exhibit 10.19

LIST OF ASSETS

The composite shielding materials, BIECOM and FEECOM, are polymers with a metal blocker, and have excellent potential in radiation safety. The materials will be referred to as “bismuth-epoxy composite”, or BIECOM, and as “iron-epoxy composite”, or FEECOM.

A distinctive feature of these new materials is that it is possible to modify its protection and construction properties as required. For example, with different binding and filling agents the density of the shielding material can range from 1.9 to 5.5 g/cm³. Another advantage of the new materials is that they are more flexible than the traditional shielding materials lead and iron.

The new shielding materials BIECOM and FEECOM also surpass steel in withstanding corrosion attacks and can be used as a good construction material. Because the new shielding material, in contrast to lead, is not toxic, it can be manufactured in an environmentally friendly manner. It also has good thermal stability.

The mouldable nature of the new shielding material would be useful for many general shielding devices such as: syringe shields, glove boxes, electron accelerators, radon generators, in isotopes production, or for temporary shielding, etc. FEECOM or BIECOM can be moulded into various forms, such as bricks and plates, or containers or plaster on fixed walls.

TESTING: BIECOM and FEECOM were formed into stable circular plates, and the radiation shielding properties of these two materials were investigated. In comparison to the reference material steel, the BIECOM plats achieved better results. Although the BIECOM plates have a 50% lower density, they show 2 - 5 % better shielding compared to steel plates of equal thickness. The FEECOM plates show significantly inferior shielding in comparison to the steel plates of equal thickness, but are much lighter. Where space is not a consideration, the FEECOM plates can be used to achieve the same shielding if they are of double the thickness. This would have the advantage of a 5% reduction in the entire shielding weight. As the cost of iron powder is much lower than steel, lead or bismuth powder, the manufacture of FEECOM in the form of plates or other shapes is economical and competitive. For this reason FEECOM plates will be a serious alternative as ྙ-shielding.

The following applications of FEECOM or BIECOM are possible:

•	Flexible radioactive protection as bricks with dovetail profile for many general shielding devices such as glove boxes, electron accelerators, or radon generators
•	Shielding containers for isotopes
•	Component parts such as protection doors, or lids
•	Plaster for enforcing protection walls
•	Substitution of lead as radiation protection

Exhibit 10.19

EXHIBIT B

CONSULTING AGREEMENT

Exhibit 10.19

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered into as of July 10, 2006, by and between Nucon-RF, Inc., a Nevada corporation (“Company”) and Dr. Hans-Jurgen Engelmann (“Consultant”). The Company and Consultant are collectively referred to herein as the “Parties”.

RECITALS

WHEREAS, Consultant is being retained to serve in the capacity of “Project Manager for Shielding Materials and Technologies" for the Company;

WHEREAS, it is the intent of the Company to acquire, license and/or develop nuclear shielding technologies under the supervision of Consultant; and

WHEREAS, Company desires to retain Consultant to perform the services described herein, and Consultant desires to be retained by Company, as a consultant pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, agreements, covenants, understandings, undertakings, representations and warranties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Consultant covenant and agree as follows:

1.  ENGAGEMENT OF CONSULTANT.

Subject to the terms and pursuant to the conditions hereinafter set forth, Company hereby engages and retains Consultant as an independent consultant, and Consultant hereby accepts and agrees to such engagement and retention for a period and at a compensation rate described below in Sections 3 and 4, respectively. Consultant shall provide the consulting services described in Section 2 below.

2.  DESCRIPTION OF SERVICES; WORK FOR HIRE; TRAVEL.

(a) Services. Throughout the Term (as defined below) of this Agreement, Consultant shall assist the Company in acquiring, licensing and/or developing for sale to third parties. Consultant shall oversee the foregoing and will report directly to the Chief Executive Officer of the Company, Valery Lebedev, PhD. All of technologies developed by Consultant, whether patentable or otherwise protectable, in connection with the foregoing shall be deemed “Work Product.” All Work Product shall be the exclusive property of the Company. Consultant agrees to assign, for the benefit of the Company, all technologies developed by him during the Term (described in Section 3 below).

(b) Work For Hire. Consultant agrees that Work Product created solely by Consultant, including his employees, associates, or subcontractors (if applicable), arising from work specified by the Company and performed hereunder, shall be deemed "work made for hire." Consultant shall cause all of its employees, associates, or subcontractors (if applicable) assisting in creating the Work Product to execute a similar acknowledgement that the Work Product is "work made for hire". Consultant and all of its employees, associates, or subcontractors (if applicable) assisting in creating the Work Product shall execute all such assignments, oaths, declarations, and other documents as may be prepared by the Company to effect the foregoing.

(c) Travel. Consultant may be required, from time to time, to travel on behalf of the Company. All reasonable expenses incurred by Consultant, in connection with business travel requested by the Company, shall be paid by the Company.

Exhibit 10.19
3.  TERM.

This Agreement shall commence effective as of the date of this Agreement and extend for a period of three (3) years (the “Term”).

4.  COMPENSATION.

(a) For and in consideration of Consultant’s full and faithful performance of all of its obligations and duties under this Agreement, Company shall pay to Consultant, during the Term, the sum of US$2,500 per month.

(b) In addition to the foregoing, the Company agrees to pay in advance or to reimburse Consultant for all reasonable expenses incurred by Consultant in connection with the performance of Consultants services. Any expenses for travel, entertainment or general business purposes in excess of US$1,000 shall first be approved by the Company, which approval may be given orally, in writing, or by e-mail.

5.  INDEPENDENT CONTRACTOR.

Consultant is entering into this Agreement and in the performance of his duties hereunder as an independent contractor. No term or condition under this Agreement nor any manner or method of payment hereunder shall create any relationship between Company and Consultant other than as expressed in this Section 5. Consultant shall not in any way, at any time, or under any circumstances be, or be construed to be, an officer, director, employee, partner, or joint venturer of Company.

6.  TAXES.

Consultant shall be solely responsible for and shall pay when due all federal, state, and local income taxes and other taxes due on its behalf for any compensation or benefit received under this Agreement, including, without limitation, all withholding taxes, superannuation and any worker’s compensation premiums.

7.  INDEMNIFICATION.

Company agrees to indemnify and hold harmless Consultant to the fullest extent allowed by applicable law from any and all liabilities, losses, damages, payments, costs or expenses (including attorneys fees and costs) of any kind whatsoever, which may be imposed on, incurred by, or asserted against Consultant as the result of any act or omission in any way relating to services performed by Consultant. This obligation of the Company to indemnify the Consultant shall not expire, shall survive the expiration or termination of this Agreement, and shall be binding upon the Company without regard to the passage of time or other events regardless of when such claims or liabilities may be imposed against Consultant.

8.      CONFIDENTIALITY.

Consultant acknowledges that his consulting services will bring him into close contact with many confidential affairs of the Company, including matters of a technical nature, such as “know how,” formulae, secret processes, research projects, and matters of a business nature, such as information about costs, profits, markets, sales, employees, other information of a similar nature to the extent not available to the public, plans for future developments and any other information that constitutes a “trade secret” of the Company under the Uniform Trade Secrets Act (the “Confidential Information”). Consultant agrees to keep secret and not to use for purposes unrelated to the Company all Confidential Information of the Company, including information received in confidence by the Company from others and agrees not to disclose Confidential Information to anyone outside the Company except as required in the course of his consulting capacity, either during or for a period of three (3) years after the Term. Consultant further agrees to deliver promptly to the Company on termination of his Consulting Agreement with the Company, or at any time it may so request, all computerized information or disks, memoranda, notes, records, manuals, drawings, blueprints and any other documents of a confidential nature belonging to the Company, including all copies of such materials, which Consultant may then possess or have under his control.

Exhibit 10.19
9.      TERMINATION OF THE AGREEMENT.

This Agreement shall automatically terminate upon the occurrence of any of the following:

(i)  Upon the expiration of the Term; or

(ii)  Upon the death or disability of Consultant.

10. GENERAL PROVISIONS.

(a) Recitals. The recitals set forth above are true and correct and are incorporated herein.

(b) Effect of Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

(c) Attorney’s Fees; Binding Arbitration. Consultant and Company agree that in the event of a dispute, arbitration by either party in any dispute or arbitration concerning this Agreement, the losing party shall pay the prevailing party’s reasonable attorney’s fees in that dispute or arbitration.

(d) Notice. Any and all notices required under this Agreement shall be in writing and shall be either (I) hand-delivered; (ii) mailed, first-class postage prepaid, certified mail, return receipt requested; or (iii) delivered via an international recognized overnight courier service, addressed to:

Exhibit 10.19

Company:	Nucon-RF, Inc.
1574 Gulf Rd., #242
Point Roberts, WA 98281
Facsimile: 604-943-0775
Attn: Todd Sinclair, CFO

Consultant:	Dr. Hans-Jurgen Engelmann
____________________
____________________
Facsimile:_______________

All notices hand-delivered shall be deemed delivered when actually delivered. All notices mailed or delivered via overnight courier shall be deemed delivered as of three (3) business days after the date postmarked or officially received by overnight carrier. Any changes in any of the addresses listed herein shall be made by notice.

(e) Assignment. The rights, benefits and obligations of the parties hereto under this Agreement shall not be assignable without the prior written consent of the non-assigning party, which consent may be withheld in the non-assigning party’s sole and absolute discretion. Notwithstanding the foregoing, this Agreement shall be binding on the heirs, successors and assigns of the parties hereto.

(f) Amendment. No amendment or modification of this Agreement shall be deemed effective unless and until it is executed in writing by both the Company and the Consultant.

(g) Severability. It is mutually agreed that all of the terms, covenants, provisions and agreements contained herein are severable and that, in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid term, covenant, provision or agreement were not contained herein.

(h) Governing Law.; Binding Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, United States of America, in effect on the date of this Agreement without resort to any conflict of laws principles Any and all disputes, controversies, claims, or other disagreements arising out of or relating to this Agreement or the actual or alleged breach thereof shall be settled via binding arbitration in accordance with rules of the American Arbitration Association. The arbitration shall be held at a mutually agreeable location in the United States of America and shall be conducted under and in accordance with the American Arbitration Association Rules. Such arbitration shall be conducted in English and will be conducted on confidential basis in accordance with the terms of the Agreement.

(i) Entire Agreement. This Agreement contains the entire agreement between the parties, and the parties hereby agree that no other oral representations or agreements have been entered into in connection with the Consultant performing the services described hereunder.

(j) Counterparts. This Agreement may be executed at different times and in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(k) Neutral Interpretation. The provisions contained herein shall not be construed in favor of or against any party because that party or its counsel drafted this Agreement, but shall be construed as if all parties prepared this Agreement, and any rules of construction to the contrary are hereby specifically waived. The terms of this Agreement were negotiated at arm’s length by the parties hereto.

Exhibit 10.19

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:		CONSULTANT:

NUCON-RF, INC.		DR. HANS-JURGEN ENGELMANN

By:	/s/ J. P. Todd Sinclair	By:	/s/ Dr. Hans-Jurgen Engelmann
	J.P. Todd Sinclair		Dr. Hans-Jurgen Engelmann
Chief Financial Officer